STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated July 3, 2007 (this “Agreement”) by and between the undersigned investor (the “Investor”) and FX Energy, Inc., a Nevada corporation (the “Company”), whereby the parties agree as follows:

The Investor shall buy, and the Company agrees to issue and sell, the number of shares of the Company’s Common Stock, $0.001 par value per share, set forth on the Investor’s signature pages hereto next to the heading “Shares” (“Shares”) at a purchase price of $8.63 per share for a total subscription amount equal to the amount set forth on the Investor’s signature pages hereto next to the heading “Subscription Amount.” The Shares have been registered under the Securities Act of 1933, as amended, on a registration statement on Form S-3, File No. 333-80489 (the “Registration Statement”), which has been declared effective by the Securities and Exchange Commission (“SEC”), and remains effective as of the date hereof. A final prospectus supplement to the Base Prospectus (as defined below) covering the offering of the Shares (the “Prospectus Supplement”) will be delivered as required by law. The Shares are free of restrictive legends and are free of any resale restrictions.

ARTICLE I.

INVESTOR REPRESENTATIONS AND WARRANTIES

The Investor hereby represents and warrants as of the date hereof to the Company as follows:

(a)    The Investor is a corporation or other legal entity duly organized, validly existing and in good standing under the jurisdiction of its incorporation.

(b)       The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The purchase by the Investor of the Shares hereunder has been duly authorized by all necessary action on the part of the Investor.

(c)       In making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings as filed with the SEC.

(d)       The Investor is purchasing the Shares for its own account as principal, and not with a view towards distribution of such Shares.

(e)       Except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

ARTICLE II.

WIRE INSTRUCTIONS

The Investor shall wire the purchase amount to the Company to the account set forth below.

Company Wire Transfer Instructions:

Bank Name:	Wells Fargo Bank Northwest, N.A.
Address:	1255 Brickyard Road
Salt Lake City, Utah 84106
Telephone:	801-246-4821
For Credit to:	FX Energy, Inc.
Account No.:	[intentionally omitted]
Bank Routing No.:	[intentionally omitted]

The Company shall cause its transfer agent to transmit the Shares electronically to the Investor by crediting the account set forth below through the Deposit Withdrawal Agent Commission system. The Investor’s DWAC Instructions are as set forth on the Investor’s signature pages attached hereto under the heading “DWAC Instructions.”

ARTICLE III.

COMPANY REPRESENTATIONS AND WARRANTIES

The Company hereby makes the following representations and warranties, agreements and covenants to and with the Investor:

(a)       Effective Registration Statement. The Registration Statement was declared effective by the SEC on June 30, 1999. The Registration Statement is effective on the date hereof and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so. Each part of the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the base prospectus relating to the Shares being offered by the Company (the “Base Prospectus”), or the date any amendment or supplement to the Base Prospectus was or is filed with the SEC, and at the Closing Date, the Base Prospectus or any amendment or supplement thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)       Due Incorporation; Valid Existence. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Base Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect (as defined below).

(c)       Authorization; Enforcement; No Conflicts. The Company has the full corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders. This Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s restated articles of incorporation, bylaws or other organizational or charter documents as of the date of execution of this Agreement, or (ii) conflict with, breach, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, mortgage, indenture, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate: (a) adversely affect the legality, validity or enforceability of this Agreement; (b) could reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, management, operations or financial condition of the Company; or (c) adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Agreement (any of foregoing clauses (a), (b) or (c), a “Material Adverse Effect”).

(d)       Filings, Consents and Approvals. The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, or qualification of, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the SEC of the Prospectus Supplement, (iii) the filing of a notification form to The Nasdaq Global Market (the “Principal Market”) for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) applicable Blue Sky filings and filings required by foreign jurisdictions (collectively, the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e)       Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the business day following the date the Company has received executed copies of this Agreement from the Investor, issue a press release disclosing all material terms of the transactions contemplated hereby and complying with applicable SEC rules. On or before 5:30 p.m., New York City Time, on the first business day following the execution and delivery from the Investor of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Agreement in the form required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”).

(f)        Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

(g)       Capitalization. The capitalization of the Company is as set forth in the SEC Reports (as defined below). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of securities convertible into, or exercisable for, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)        Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth in the SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(j)        Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(k)       Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof.

(l)        Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(m)      Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article I hereof.

(n)       Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o)       Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Shares.

ARTICLE V.

COVENANTS

(a)       Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(b)       Use of Proceeds. Except as set forth in the Prospectus Supplement, the Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds for (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or securities convertible into, or exercisable for, Common Stock or (c) the settlement of any outstanding litigation.

(c)       Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on the Principal Market, and as soon as reasonably practicable following the Closing (but not later than the Closing Date) to list all of the Shares on such Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other securities exchange, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other securities exchange as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on such securities exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such securities exchange.

(d)       Subsequent Equity Sales. From the date hereof through the 45 day anniversary of the date hereof, the Company will not, directly or indirectly, except pursuant to its existing employee and director stock and stock option plans, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Options or Convertible Securities. “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock. Notwithstanding the foregoing, the Company may during such 45 day period issue additional shares of Common Stock in accordance with the provisions of Section 8 of those certain Registration Rights Agreement, dated on or about March 12, 2003, by and between the Company and the investors named therein, as if the transactions contemplated hereby were subject to such provisions.

(e)       Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the respective Shares purchased by the Investor to the Investor within 1 trading day of the closing date of the transactions contemplated hereby.

ARTICLE VI.

MISCELLANEOUS

(a)       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Neither this Agreement nor any provisions hereof may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(d)       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

FX Energy, Inc.

3006 Highland Drive, Suite 206

Salt Lake City, Utah, 84106

Attention: Chief Executive Officer

Fax: (801) 486-5575

With a copy to:

Kruse Landa Maycock & Ricks, LLC

136 East South Temple, Twenty-First Floor

Salt Lake City, Utah 84111-1124

Attention: James R. Kruse, Esq.

Fax: (801) 924-4187

If to the Investor, to its address and facsimile number set forth on the signature page,

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(e)       Successors and Assigns. The Company shall not assign this Agreement or any rights or obligations hereunder (including by merger or consolidation) without the prior written consent of the Investor. The Investor shall not assign this Agreement or any rights or obligations hereunder (including by merger or consolidation) without the prior written consent of the Company.

(f)        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g)       Survival. The representations, warranties, agreements and covenants of the Company and the Investor contained herein shall survive the issuance and delivery of the Shares.

(h)       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FX ENERGY, INC.

By:

Name:

Title:

[Remainder of Page Intentionally Left Blank; Investor Signature Pages Follow]

INVESTOR SIGNATURE PAGES TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Investor:

Address for Notice of Investor:

DWAC Instructions:

Subscription Amount:

Number of Shares:

[Signature Pages Continue]